UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2007

DENARII RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

510 999 West Hastings Street Vancouver B.C. Canada V6C 2W2
(Address of principal executive offices)

 Telephone: 604.685.7552

Facsimile: 604.685.7551
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement for 250,000 shares

On July 1, 2007, the Company entered into a binding U.S. Share Private Placement and Subscription Agreement (the “Agreement”) with Oxford Capital Services Inc., an accredited investor (the “Subscriber”) pursuant to which it sold 250,000 shares of its common stock (the “Shares”) at a price of $0.10 per share for total proceeds of $25,000.00.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  No offers or sales were made to United States residents and the Subscriber qualifies under Rule 902 of Regulation S under the Act as non-U.S. subscriber.  The Company received the entire proceeds of this investment; no placing or finder’s fees were paid as part of this transaction.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	US Share Private Placement Subscription Agreement dated July 1, 2007.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

Date: September 10, 2007.	By:	/s/ Chris Lori
Chris Lori